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                                                                      EXHIBIT 21
                              LIST OF SUBSIDIARIES

  The following is a list of the Registrant's subsidiaries at December 31, 1996, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.
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                                                             JURISDICTION OF
NAME                                                            FORMATION
----                                                         ---------------
B & D Cogen Funding Corp.                                      Delaware
Compania Occidental de Hidrocarburos, Inc.                     California
Glenn Springs Holdings, Inc.                                   Delaware
Laurel Industries, Inc.                                        Ohio
MC Exploration Corporation                                     Delaware
MC Leasing, Inc.                                               Delaware
MC Panhandle, Inc.                                             Delaware
MidCon Corp.                                                   Delaware
MidCon Exploration Company                                     Delaware
MidCon Gas Services Corp.                                      Delaware
MidCon Texas Gas Limited, Inc.                                 Delaware
MidCon Texas Pipeline, L.P.                                    Delaware
MidCon Texas Pipeline Operator, Inc.                           Delaware
Natural Gas Odorizing, Inc.                                    Oklahoma
Natural Gas Pipeline Company of America                        Delaware
NGPL Offshore Company                                          Delaware
NGPL-Canyon Compression Co.                                    Delaware
NGPL-Trailblazer Inc.                                          Delaware
Occidental C.O.B. Partners                                     Delaware
Occidental Chemical Chile S.A.I.                               Chile
Occidental Chemical Corporation                                New York
Occidental Chemical Europe, S.A.                               Belgium
Occidental Chemical Holding Corporation                        California
Occidental Chemical International, Inc.                        California
Occidental Crude Sales, Inc.                                   Delaware
Occidental de Colombia, Inc.                                   Delaware
Occidental Exploration and Production Company                  California
Occidental International Exploration and Production Company    California
Occidental Netherlands, Inc.                                   Delaware
Occidental of Oman, Inc.                                       Liberia
Occidental of Russia Ltd.                                      Bermuda
Occidental Oil and Gas Corporation                             California
Occidental Peninsula, Inc.                                     Delaware
Occidental Peruana, Inc.                                       California
Occidental Petroleum (Malaysia) Ltd.                           Bermuda
Occidental Petroleum (Pakistan), Inc.                          Delaware
Occidental Petroleum (South America), Inc.                     Delaware
Occidental Petroleum Investment Co.                            California
Occidental Petroleum of Qatar Ltd.                             Bermuda
Occidental Philippines, Inc.                                   California
Occidental Quimica do Brasil Ltda.                             Brazil
Occidental Receivables, Inc.                                   California
Occidental Tower Corporation                                   Delaware
Oxy CH Corporation                                             California
Oxy Chemical Corporation                                       California
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                                                             JURISDICTION OF
NAME                                                            FORMATION
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
Oxy Petrochemicals Inc.                                        Delaware
OXY USA Inc.                                                   Delaware
Oxy VCM Corporation                                            Delaware
Oxy Westwood Corporation                                       California
Oxychem (Canada), Inc.                                         Canada
Palo Duro Pipeline Company, Inc.                               Delaware
PDG Chemical Inc.                                              Delaware
Placid Oil Company                                             Delaware
Repsol Occidental Corporation                                  Delaware
Vulcan Material Plastico S.A.                                  Brazil
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